EXHIBIT 23.4

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Commerce Bank of Virginia
Richmond, Virginia

We do hereby consent to the use in this Registration Statement (Form S-4) and related Prospectus/Proxy Statement of our report dated February 7, 1996 on the statements of condition of Commerce Bank of Virginia as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, contained therein.

We also consent to the reference to us under the caption "Experts" in the Prospectus/Proxy Statement.

                                                          /s/  BDO Seidman, LLP

Richmond, Virginia
April 4, 1996